UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, Pennsylvania	19342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Max Rosett and Compensatory Grant

On January 31, 2024, the Board of Directors (the “Board”) of Immunome, Inc. (the “Company”) promoted Max Rosett, the Company’s Senior Vice President, Operations and Interim Chief Financial Officer to Executive Vice President, Operations and Interim Chief Financial Officer (the “Promotion”). In connection with the Promotion, and based on a review of compensatory arrangements of companies in the Company’s peer group and advice from the Company’s compensation consultant, the Board increased Mr. Rosett’s annual base salary to $425,000 and granted Mr. Rosett an option to purchase 175,000 shares of the Company’s common stock (the “Option”) in accordance with the Company’s 2020 Equity Incentive Plan. The Option has an exercise price per share of $16.57, which was the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant. The Option will vest as to 25% of the shares on the one-year anniversary of the grant date with the remaining shares vesting in 36 equal monthly installments thereafter, subject to Mr. Rosett’s continuous service through each vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNOME, INC.

Date: January 31, 2024	By:	/s/ Clay Siegall
Clay Siegall, Ph.D.
President and Chief Executive Officer